Exhibit 99.1

PULASKI FINANCIAL REPORTS IMPROVED LINKED QUARTER

AND STRONG YEAR-OVER-YEAR EARNINGS GROWTH

•                  Diluted EPS was $0.15 for the fourth fiscal quarter of 2011 compared with $0.11 for the linked quarter and $0.25 for the prior year quarter

•                  Net income was up from the linked quarter on higher mortgage revenues and net interest income combined with lower credit costs

•                  Mortgage revenues increased 30% over the linked quarter on higher profit margins and increased loan volume, but decreased 2% from the prior year quarter

•                  Net interest income increased 2% from the linked quarter on a lower cost of deposits but was down 9% from the prior year quarter on a decrease in the average balance of mortgage loans held for sale

•                  The provision for loan losses was $3.0 million for the quarter versus net charge-offs of $3.0 million compared with $4.0 million and $4.9 million, respectively, for the linked quarter and $4.3 million and $4.1 million, respectively, for the prior year quarter

•                  Non-performing assets decreased 3% to $72.1 million at September 30, 2011 compared with $74.7 million at June 30, 2011

•                  The Bank’s regulatory capital position continued to strengthen, with estimated Tier 1 leverage and total risk-based capital ratios of 10.18% and 13.59%, respectively, at September 30, 2011

ST. LOUIS, October 18, 2011 — Pulaski Financial Corp. (Nasdaq Global Select: PULB) today reported net income for the quarter ended September 30, 2011 of $2.2 million, or $0.15 per diluted common share, compared with net income of $1.7 million, or $0.11 per diluted common share, for the quarter ended June 30, 2011 and net income of $3.2 million, or $0.25 per diluted common share, for the September 2010 quarter.  Reducing income available to common shares were dividends and the related discount accretion on the Company’s preferred stock, issued in January 2009 as part of the U.S. Treasury’s TARP Capital Purchase Program, totaling $0.05 per diluted common share in each of the three quarters.  For the twelve-month periods, the Company reported net income of $8.1 million, or $0.55 per diluted common share, in 2011 compared with net income of $3.3 million, or $0.12 per diluted common share, in 2010.

Gary Douglass, President and Chief Executive Officer commented, “As we expected, our earnings per share for the September quarter continued to trend upward, increasing 36% on a linked-quarter basis.  We were able to modestly grow net interest income levels and make continued progress in reducing non-performing assets, which contributed to lower overall credit costs.  In addition, we took advantage of the recent drop in mortgage interest rates to drive an approximate $100 million increase in mortgage loan originations in the September quarter compared with the June quarter.”

Net Interest Income Up from the Linked Quarter

Net interest income increased to $11.3 million for the fourth quarter of fiscal 2011 compared with $11.1 million for the quarter ended June 30, 2011, but decreased from $12.4 million for the same period a year ago.  For the twelve-month period, net interest income increased to $47.3 million in 2011 compared with $46.7 million in 2010.  The increase from the linked quarter was primarily the result of a lower cost of deposits and, to a lesser extent, growth in mortgage loans held for sale.  The decrease from the same period a year ago was primarily due to a decline in the average balance of mortgage loans held for sale to $61.9 million for the quarter ended September 30, 2011 compared with $196.1 million for the quarter ended September 30, 2010.

The net interest margin was 3.67% for the three months ended September 30, 2011 compared with 3.54% for the quarter ended June 30, 2011 and 3.72% for the quarter ended September 30, 2010.  The linked-quarter increase in the net interest margin was the result of a decrease in the cost of deposits combined with growth in mortgage loans held for sale that was funded by the reduction of lower-yielding assets held in Fed funds.  The decrease in the net interest margin from the September 2010 quarter was primarily the result of the decrease in the average balance of mortgage loans held for sale.

Mortgage Revenues Increase over Linked Quarter on Increased Loan Volume and Higher Realized Profit Margins

Non-interest income increased to $3.6 million for the quarter ended September 30, 2011 compared with $3.1 million for the quarter ended June 30, 2011 and $3.3 million for the September 2010 quarter.  For the twelve-month period, non-interest income totaled $13.0 million in 2011 compared with $14.8 million in 2010.  Mortgage revenues were $1.7 million on loan sales of $283 million for the quarter ended September 30, 2011 compared with $1.3 million on loan sales of $259 million for the quarter ended June 30, 2011 and $1.7 million on loan sales of $489 million in the September 2010 quarter.  For the full year, mortgage revenues were $5.7 million on loan sales of $1.59 billion in 2011 compared with $7.8 million on loan sales of $1.67 billion in 2010.

Mortgage loans originated for sale totaled $354 million for the quarter ended September 30, 2011 compared with $257 million for the quarter ended June 30, 2011 and $612 million for the September 2010 quarter.  For the full year, mortgage loans originated for sale were $1.42 billion in 2011 compared with $1.86 billion in 2010.  As a result of a decrease in the level of market interest rates during the quarter, the Company saw an increase in demand for mortgage refinancings compared with the linked quarter, but this level of demand was down significantly from the historically high levels experienced throughout fiscal 2010 and early fiscal 2011.  Mortgage refinancings totaled $177 million, or 50% of total loans originated for sale, for the quarter ended September 30, 2011 compared with $70 million, or 27% of total loans originated for sale for the quarter ended June 30, 2011, and $434 million, or 71% of total loans originated for sale, for the September 2010 quarter.

Primarily as the result of improved gross profit margins and lower costs to originate loans, the net profit margin on loans sold increased to 0.59% for the quarter ended September 30, 2011

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compared with 0.50% for the quarter ended June 30, 2011 and 0.35% for the September 2010 quarter.  Mortgage loans held for sale increased $55.9 million, or 125%, to $100.7 million at September 30, 2011 compared with $44.8 million at June 30, 2011.

Douglass noted, “We are very pleased with the continued progress we made in the September 2011 quarter from the past two quarters with respect to improvement in the net profit margin on mortgage loans sold.  The significant reduction to our operating cost structure that we made in July 2011 combined with more efficient delivery of loans sold to our investors allowed us to realize higher net profit margins in the current quarter.  We were also able to capitalize on the increased market demand for mortgage loan refinancings during the quarter that was driven by the historically low level of interest rates.  This increased demand also resulted in growth in our mortgage loans held for sale to $101 million at September 30, 2011, which will benefit our first fiscal quarter of 2012 as they generate net interest income while they are held in the warehouse and mortgage revenues when they are delivered to our investors.”

Non-interest Expense Up from Linked Quarter on Higher Foreclosure Costs

Total non-interest expense was $8.9 million for the quarter ended September 30, 2011 compared with $7.9 million for the linked quarter and $8.0 million for the prior year quarter.  For the twelve-month period, non-interest expense was $34.3 million in 2011 compared with $31.9 million in 2010.

Real estate foreclosure expense and losses totaled $796,000 for the quarter ended September 30, 2011 compared with $265,000 for the linked quarter and $919,000 for the prior year quarter.  Such expenses were primarily due to write-downs of properties and losses on sales that resulted from declines in their fair values subsequent to foreclosure.  Compensation expense totaled $3.8 million in the September 2011 quarter compared with $3.7 million for the linked quarter and $3.3 million for the prior year quarter.  The 17% increase from the September 2010 quarter was related primarily to the decrease in loan origination activity compared with the prior year quarter, which resulted in a lower level of absorption of direct, fixed compensation costs and higher compensation expense in the September 2011 quarter.

Asset Quality

The provision for loan losses for the three months ended September 30, 2011 was $3.0 million compared with $4.0 million for the quarter ended June 30, 2011 and $4.3 million for the September 2010 quarter.  Net charge offs for the quarter ended September 30, 2011 totaled $3.0 million, or 1.15% of average loans on an annualized basis, compared with $4.9 million, or 1.85% of average loans on an annualized basis, for the quarter ended June 30, 2011 and $4.1 million, or 1.51% of average loans on an annualized basis, for the September 2010 quarter.  For the twelve-month periods, the provision for loan losses totaled $14.8 million in 2011 compared with $26.1 million in 2010 and net charge-offs totaled $16.1 million in 2011 compared with $19.7 million in 2010.

Non-performing assets decreased to $72.1 million at September 30, 2011 from $74.7 million at June 30, 2011.  The decrease was primarily attributable to a $7.6 million decrease in non-accruing loans and a $1.8 million decrease in troubled debt restructurings partially offset by a

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$6.8 million increase in real estate acquired in settlement of loans.  During the quarter, the Company foreclosed on several loans to one commercial borrower totaling $7.5 million that were secured by a retail strip shopping center and adjoining land held for future development.  These loans were included in non-accruing loans at June 30, 2011.

Douglass noted, “Asset quality improvement that leads to a normalization of credit costs continues to be our number one priority.  We were encouraged by the modest decrease in overall credit costs we saw during the quarter and the continued stabilization of our overall asset quality.  As we noted last quarter, we believe we will see improvement in our asset quality with each passing quarter, but acknowledge it is a deliberate process and, given the ongoing economic and political uncertainty, realize there could still be volatility in future quarters as we work through the challenges facing our borrowers.”

Conclusion / Outlook

Douglass stated, “Looking forward to the first quarter of fiscal 2012, we anticipate a continued modest improvement in bottom line results compared with the past quarter.  For the full fiscal year of 2012, we expect meaningful year-over-year earnings improvement compared with fiscal 2011.  While we might see some shrinkage in net interest income due to the continued soft demand for our portfolio loan products, we expect this possible shrinkage to be more than offset by stabilized credit costs, improved mortgage revenues and reductions in noninterest expense.”

Douglass continued, “Asset quality improvement remains our top priority, which should contribute to lower credit costs.  We also remain focused on expanding our sources of mortgage revenues as we attempt to capitalize on the dislocation of the current mortgage markets and gain additional market share.   Further, we continue to strive to increase our net profit margins on mortgage loans sold through more efficient delivery of loans to our investors and controlled origination costs.  Finally, we remain committed to reducing operating expenses by implementing identified cost savings as we review all aspects of our operations.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss fourth quarter results and other developments tomorrow, October 19, 2011, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call also will be simultaneously webcast and archived for three months at:  http://pulaskibankstl.com/corporate-profile.aspx.  Participants in the conference call may dial 877-473-3757 a few minutes before start time. The call also will be available for replay through November 2, 2011 at 800-642-1687 or 706-645-9291, conference ID 35506309.

About Pulaski Financial

Pulaski Financial Corp., operating in its 89th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area and offers mortgage loan products through six loan production offices in the St. Louis and Kansas City metropolitan areas and Wichita, Kansas.  The Company’s website can be accessed at www.pulaskibankstl.com.

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This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2010 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046

Tables follow...

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PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Interest income	$14,136	$14,175	$16,299
Interest expense	2,816	3,096	3,892

Net interest income	11,320	11,079	12,407
Provision for loan losses	3,000	4,000	4,250

Net interest income after provision for loan losses	8,320	7,079	8,157

Retail banking fees	1,102	1,076	971
Mortgage revenues	1,681	1,295	1,706
Investment brokerage revenues	395	421	417
Other	407	282	180
Total non-interest income	3,585	3,074	3,274

Compensation expense	3,820	3,720	3,265
Occupancy, equipment and data processing expense	2,402	2,282	2,180
Advertising	216	121	189
Professional services	401	361	391
Real estate foreclosure losses and expenses, net	796	265	919
FDIC deposit insurance premiums	479	475	502
Other	776	663	545
Total non-interest expense	8,890	7,887	7,991

Income before income taxes	3,015	2,266	3,440
Income tax expense	835	566	253
Net income after tax	2,180	1,700	3,187
Preferred stock dividends	517	516	515
Earnings available for common shares	$1,663	$1,184	$2,672

Annualized Performance Ratios
Return on average assets	0.66%	0.51%	0.91%
Return on average common equity	7.47%	5.37%	12.42%
Interest rate spread	3.52%	3.39%	3.54%
Net interest margin	3.67%	3.54%	3.72%

SHARE DATA
Weighted average shares outstanding - basic	10,574,405	10,558,910	10,466,557
Weighted average shares outstanding - diluted	10,962,188	11,009,935	10,807,056
Basic earnings per common share	$0.16	$0.11	$0.26
Diluted earnings per common share	$0.15	$0.11	$0.25
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

	(Dollars in thousands except per share data)
	Twelve Months Ended September 30,
	2011	2010
Interest income	$60,253	$65,104
Interest expense	12,951	18,392

Net interest income	47,302	46,712
Provision for loan losses	14,800	26,064

Net interest income after provision for loan losses	32,502	20,648

Retail banking fees	4,148	3,777
Mortgage revenues	5,670	7,840
Investment brokerage revenues	1,864	1,798
Other	1,316	1,425
Total non-interest income	12,998	14,840

Compensation expense	15,022	13,979
Occupancy, equipment and data processing expense	8,990	8,289
Advertising	574	566
Professional services	1,653	1,748
Real estate foreclosure losses and expenses, net	2,872	2,811
FDIC deposit insurance premiums	2,431	1,980
Other	2,743	2,563
Total non-interest expense	34,285	31,936

Income before income taxes	11,215	3,552
Income tax expense	3,150	259
Net income after tax	8,065	3,293
Preferred stock dividends	2,066	2,060
Earnings available for common shares	$5,999	$1,233

Annualized Performance Ratios
Return on average assets	0.58%	0.24%
Return on average common equity	6.77%	1.42%
Interest rate spread	3.51%	3.34%
Net interest margin	3.67%	3.54%

SHARE DATA
Weighted average shares outstanding - basic	10,543,316	10,380,822
Weighted average shares outstanding - diluted	10,987,605	10,626,919
Basic earnings per common share	$0.57	$0.12
Diluted earnings per common share	$0.55	$0.12
Dividends per common share	$0.38	$0.38

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)
	September 30,	June 30,	September 30,
	2011	2011	2010
Total assets	$1,309,209	$1,331,595	$1,452,817
Loans receivable, net	1,021,273	1,038,683	1,046,273
Allowance for loan losses	25,714	25,750	26,976
Mortgage loans held for sale, net	100,719	44,835	253,578
Investment securities	14,457	14,648	8,001
FHLB stock	3,100	3,100	9,774
Mortgage-backed & related securities	9,986	12,321	19,142
Cash and cash equivalents	57,071	118,546	15,603
Deposits	1,122,525	1,148,873	1,115,203
FHLB advances	29,000	29,000	181,000
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	31,527	31,417	31,088
Stockholders’ equity - common	88,643	87,692	85,265
Book value per common share	$8.07	$7.98	$7.87
Tangible book value per share	$7.70	$7.62	$7.49

	September 30,	June 30,	September 30,
	2011	2011	2010
LOANS RECEIVABLE
Single-family residential:
Residential first mortgage	$242,091	$245,918	$243,650
Residential second mortgage	51,535	54,094	60,281
Home equity lines of credit	176,324	182,090	201,922
Commercial:
Commercial and multi-family real estate	316,210	327,614	299,960
Land acquisition and development	51,497	57,061	74,462
Real estate construction and development	22,331	18,808	31,071
Commercial and industrial	180,821	172,057	155,622
Consumer and installment	3,118	3,248	3,512
	1,043,927	1,060,890	1,070,480
Add (less):
Deferred loan costs	3,626	3,820	3,884
Loans in process	(566)	(277)	(1,115)
Allowance for loan losses	(25,714)	(25,750)	(26,976)
	(22,654)	(22,207)	(24,207)
Total	$1,021,273	$1,038,683	$1,046,273

Weighted average rate at end of period	5.32%	5.28%	5.34%

	September 30, 2011		June 30, 2011		September 30, 2010
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars In thousands)
DEPOSITS
Demand Deposit Accounts:
Non-interest-bearing checking	$150,431	0.00%	$130,828	0.00%	$149,186	0.00%
Interest-bearing checking	328,275	0.28%	358,047	0.34%	345,013	0.90%
Passbook savings accounts	35,714	0.14%	33,805	0.14%	30,296	0.18%
Money market	183,873	0.33%	192,467	0.42%	189,851	0.52%
Total demand deposit accounts	698,293	0.22%	715,147	0.29%	714,346	0.58%

Certificates of Deposit:
Retail	344,770	1.61%	342,748	1.73%	328,394	2.20%
CDARS	71,026	0.42%	82,548	0.50%	64,051	0.65%
Brokered	8,436	5.23%	8,430	5.23%	8,412	5.23%
Total certificates of deposit	424,232	1.48%	433,726	1.56%	400,857	2.02%
Total deposits	$1,122,525	0.70%	$1,148,873	0.77%	$1,115,203	1.09%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)
	September 30,	June 30,	September 30,
	2011	2011	2010
NONPERFORMING ASSETS
Non-accrual loans:
Residential real estate first mortgages	$5,871	$7,145	$6,727
Residential real estate second mortgages	1,177	664	1,522
Home equity	4,084	3,345	2,206
Commercial and multi-family	2,375	5,172	5,539
Land acquisition and development	229	5,370	8,796
Real estate-construction and development	854	477	1,189
Commercial and industrial	210	128	417
Consumer and other	240	298	100
Total non-accrual loans	15,040	22,599	26,496

Troubled debt restructured: (1)
Current under the restructured terms:
Residential real estate first mortgages	14,911	18,946	16,093
Residential real estate second mortgages	1,861	2,220	2,186
Home equity	1,248	1,308	1,050
Commercial and multi-family	4,359	4,462	184
Land acquisition and development	—	65	97
Real estate-construction and development	1,538	2,168	3,306
Commercial and industrial	560	731	1,684
Consumer and other	—	—	83
Total current restructured loans	24,477	29,900	24,683
Past due greater than 30 days under restructured terms:
Residential real estate first mortgages	9,372	7,807	7,251
Residential real estate second mortgages	452	590	339
Home equity	999	956	728
Commercial and multi-family	2,226	13	—
Land acquisition and development	121	56	65
Real estate-construction and development	51	51	—
Commercial and industrial	417	810	—
Consumer and other	226	—	—
Total past due restructured loans	13,864	10,283	8,383
Total restructured loans	38,341	40,183	33,066
Total non-performing loans	53,381	62,782	59,562
Real estate acquired in settlement of loans:
Residential real estate	3,037	2,835	3,632
Commercial real estate	15,681	9,046	11,268
Total real estate acquired in settlement of loans	18,718	11,881	14,900
Total non-performing assets	$72,099	$74,663	$74,462

(1)   Troubled debt restructured includes non-accrual loans totaling $38.3 million, $40.2 million and $33.1 million at September 30, 2011, June 30, 2011, and September 30, 2010, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)
	Three Months		Twelve Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$25,750	$26,821	$26,976	$20,579
Provision charged to expense	3,000	4,250	14,800	26,064
(Charge-offs) recoveries, net:
Residential real estate first mortgages	(1,410)	(719)	(4,453)	(3,390)
Residential real estate second mortgages	(385)	(1,070)	(1,977)	(2,024)
Home equity	(810)	(1,901)	(2,848)	(4,142)
Commercial and multi-family	(20)	28	(1,534)	(4,236)
Land acquisition & development	(10)	—	(4,380)	(1,145)
Real estate-construction and development	1	(74)	(49)	(2,249)
Commercial and industrial	(377)	(330)	(729)	(2,316)
Consumer and other	(25)	(29)	(92)	(165)
Total loans charged off, net	(3,036)	(4,095)	(16,062)	(19,667)
Allowance for loan losses, end of period	$25,714	$26,976	$25,714	$26,976

	September 30,	June 30,	September 30,
	2011	2011	2010
ASSET QUALITY RATIOS
Nonperforming loans as a percent of total loans	5.11%	5.92%	5.56%
Nonperforming loans excluding current troubled debt restructurings as a percent of total loans	2.77%	3.10%	3.26%
Nonperforming assets as a percent of total assets	5.51%	5.61%	5.13%
Nonperforming assets excluding current troubled debt restructurings as a percent of total assets	3.64%	3.36%	3.43%
Allowance for loan losses as a percent of total loans	2.46%	2.43%	2.52%
Allowance for loan losses as a percent of nonperforming loans	48.17%	41.01%	45.29%
Allowance for loan losses as a percent of nonperforming loans excluding current troubled debt restructurings and related allowance for loan losses	84.50%	74.39%	75.47%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended
	September 30, 2011			September 30, 2010
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,052,226	$13,337	5.07%	$1,083,333	$13,961	5.15%
Mortgage loans held for sale	61,912	627	4.05%	196,123	2,109	4.30%
Other interest-earning assets	118,230	172	0.58%	53,427	229	1.71%
Total interest-earning assets	1,232,368	14,136	4.59%	1,332,883	16,299	4.89%
Noninterest-earning assets	90,042			71,300
Total assets	$1,322,410			$1,404,183

Interest-bearing liabilities:
Deposits	$1,001,076	$2,461	0.98%	$983,163	$3,416	1.39%
Borrowed money	48,589	355	2.92%	167,840	476	1.13%
Total interest-bearing liabilities	1,049,665	2,816	1.07%	1,151,003	3,892	1.35%
Noninterest-bearing deposits	137,695			120,486
Noninterest-bearing liabilities	14,494			15,640
Stockholders’ equity	120,556			117,054
Total liabilities and stockholders’ equity	$1,322,410			$1,404,183
Net interest income		$11,320			$12,407
Interest rate spread			3.52%			3.54%
Net interest margin			3.67%			3.72%

	(Dollars in thousands)
	Twelve Months Ended
	September 30, 2011			September 30, 2010
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,061,068	$53,837	5.07%	$1,117,273	$57,690	5.16%
Mortgage loans held for sale	132,093	5,549	4.20%	136,919	6,259	4.57%
Other interest-earning assets	97,378	867	0.89%	64,637	1,155	1.79%
Total interest-earning assets	1,290,539	60,253	4.67%	1,318,829	65,104	4.94%
Noninterest-earning assets	89,112			73,592
Total assets	$1,379,651			$1,392,421

Interest-bearing liabilities:
Deposits	$1,013,905	$11,374	1.12%	$1,036,088	$16,134	1.56%
Borrowed money	101,011	1,578	1.56%	116,619	2,258	1.94%
Total interest-bearing liabilities	1,114,916	12,952	1.16%	1,152,707	18,392	1.60%
Noninterest-bearing deposits	130,499			108,188
Noninterest-bearing liabilities	14,377			13,767
Stockholders’ equity	119,859			117,759
Total liabilities and stockholders’ equity	$1,379,651			$1,392,421
Net interest income		$47,301			$46,712
Interest rate spread			3.51%			3.34%
Net interest margin			3.67%			3.54%

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